Exhibit 10.2

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement") is made as of the date set forth on the Signature Page of this Agreement, by and between James Meisenheimer ("Seller"), and EROP Enterprises, LLC ("Purchaser" or “Buyer”).

WHEREAS Purchaser wishes to acquire from Seller and Seller wishes to sell to Purchaser certain Preferred Securities of United States Basketball League, Inc. (OTC: USBL) (the "Company") held by the Seller.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. PURCHASE & SALE OF SECURITIES

1.1. Purchase and Sale of Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, and Purchaser hereby purchases from the Seller Ten Thousand (10,000) shares of the Company's Preferred Stock held of record by the Seller (hereafter, the "Shares"). The purchase price for the Preferred Shares is $.053 per share, and a total amount of Five Hundred Thirty Dollars ($ 530).

1.2 Due Date. An amount equal to 100% of the purchase price will be deposited into escrow and paid upon of the signing of this document. All documents including the signed Purchase Agreement, signed stock power and any consent documents of the Board of Directors of the Company will be completed prior to the initial payment. Seller will make themselves available for any additional documentation needed by Purchaser in the future.

2. REPRESENTATIONS & WARRANTIES OF THE SELLER

To induce the Purchaser to enter this Agreement, Seller agrees, represents, and warrants to the Purchaser as follows.

2.1. Authority of Seller. Seller, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the applicable jurisdiction. Seller has now, and will have at the Closing Date, all requisite legal, corporate and partnership power (as applicable) to enter into this Agreement. All action on the part of the Seller necessary for the sale of the Shares and the performance of Seller's obligations under this Agreement has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by the Seller will constitute valid and legally binding obligations of Seller, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally.

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2.2. No Liens. Seller shall transfer title in and to the shares to Purchaser free and clear of all lien’s security interests, encumbrances, charges, or restrictions. Seller indemnifies Buyer from any claims of any kind and nature whatsoever, whether direct or indirect.

2.3. No Power to Rescind. Seller understands that, following execution of this Agreement by Seller and Purchaser, Seller may not rescind, repudiate, or otherwise abrogate any term of this Agreement.

2.4. Recent Information concerning the Company. Prior to entering into this Agreement, Seller and Buyer have received and have had the opportunity to review the Company's most recent annual and quarterly flings with the OTC Markets quotation service. (www.otcmarkets.com).

2.5. Agreement Carefully Read. Seller has read each and every provision of this Agreement, and understands that: (a) Seller will be considered to have made each and every agreement, representation and warranty contained herein; (b) Purchaser will be entitled to rely upon such agreements, representations and warranties in executing this Agreement, and (c) if Seller does not believe the representations or warranty, then Seller should not execute and deliver this Agreement to the Purchaser without first requesting the Purchaser, in writing, to waive such representation or warranty.

2.6. Compliance. Prior to sale, Seller will supply Purchaser with all documentation supporting the share position and will assist with any future documentation requests.

2.7. Experienced Investor. Seller has sufficient financial and business experience and knowledge concerning the affairs and conditions of the Company so that Seller is fully capable of evaluating the merits and risks of selling the Shares and of making an informed investment decision and can make an independent and reasoned decision whether to enter such transaction without the assistance of a licensed broker or equivalent investor representative.

2.8. Independent Review. Seller has been encouraged to seek his or her own legal and financial counsel to assist Seller in evaluating the transaction concerning the sale of the Shares.

2.9. Lack of Active Market. Seller further understands and acknowledges that there is limited trading market for the Shares, and there only four market makers representing both a bid and ask for the stock. Furthermore, Seller understands that few, if any, brokers or clearing houses are willing to accept a deposit of these shares or clear the Shares for public trading. Seller has entered into this agreement of his or her own free will, on an arms-Length basis and, therefore, considers the Purchase Price to be at a reasonable discount and the consideration provided by Purchaser hereunder as adequate, in the opinion of Seller, to reflect the lack of a market, market makers and interest in the Shares.

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2.10. Capacity to Protect Own Interests. Seller can be reasonably assumed to have the capacity to protect his or her interests in connection with this transaction.

3. MISCELLANEOUS

3.1. Governing Law: Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware without application to its conflict of law principles. The parties submit to the jurisdiction of the Courts of the State of Delaware or a Federal Court empaneled in the State of Delaware for the resolution of all legal disputes arising under the terms of this Agreement.

3.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

3.3. Entire Agreement: Amendment. This Agreement constitutes the full and entire understanding and agreement of the parties about the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in an instance and either retroactively or prospectively), only with the written consent of Seller and Purchaser. No waiver by any party hereto regarding the observance of any provision of the Agreement shall constitute a waiver as to any other provision hereof, or any past or future observance thereof, unless so specified in writing b the waiving party.

3.4. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Seller, upon any breach or default of the Purchaser under this Agreement, shall impair any such right, power or remedy of the Seller nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consents or approval of any kind or character on the part of any party under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.5. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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3.6. Notices. Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by-mail or facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by a nationally recognized express courier service, and in each case addressed (a)if to Seller at the appropriate address set forth below Seller's signature below, or at such other address as Seller shall have furnished to Purchaser by ten (10) days' prior written notice, or (b) if to Purchaser, at its principal office, or at such other address as the Purchaser shall have furnished to Seller in writing.

3.7. Preparation and Interpretation of Agreement

(a) Section and paragraph headings contained in this Agreement are for reference only and shall not be considered substantive parts hereof. All exhibits identified in this Agreement are hereby incorporated by reference herein. The use of singular or plural form words shall as appropriate, include the other form.

(b) Seller acknowledges that he or she was not represented by Purchaser or the Company or any of its officers, director, employees, agents, or other representatives (including without limitation the Company's legal counsel) in connection with the transaction contemplated by this Agreement, and that Seller has separate and independent advice of counsel. Considering the foregoing, Seller agrees that the Purchaser shall not be construed to be solely responsible for the drafting hereof, and that any ambiguity in this Agreement, or the interpretation thereof or hereof, shall not be construed against the Purchaser because of its participation in drafting this Agreement.

3.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument

IN WITNESS WHEREOF, the parties hereto or their respective duly authorized officers or representatives have executed this Agreement as of the date set forth below.

Purchaser:	EROP Enterprises, LLC	Seller: James Meisenheimer

/s/ James Meisenheimer
	Vince Sbarra	James Meisenheimer

Purchase of 10,000 Preferred Shares of United States Basketball League, Inc. From James Meisenheimer

March 1, 2021

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